Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

3M to Acquire CUNO
Acquisition Broadens 3M’s Filtration Platform

ST. PAUL, Minn. & MERIDEN, Conn.—May 12, 2005—3M (NYSE:MMM), and CUNO Inc. (Nasdaq: CUNO) announced today that they have entered into a definitive agreement for 3M’s acquisition of CUNO in an all cash merger for $72 dollars per share, valuing the transaction at approximately $1.35 billion including the assumption of $60 million of existing net debt. CUNO is a leader in the design, manufacture, and marketing of a comprehensive line of filtration products for the separation, clarification, and purification of fluids and gasses.

“Liquid filtration demand is growing rapidly, driven by critical customer needs for enhanced liquid separation and pure water,” said Harold Wiens, executive vice president, 3M Industrial Business. “Our current air filtration business based upon our separation and filtration technologies totals well over $1 billion. We see multiple opportunities to take advantage of the complementary positions of the two companies, and believe that combining 3M’s technology and global presence with CUNO’s large and expanding installed base and strong product portfolio will enable us to achieve significant revenue and cost synergies.”

CUNO has become a market leader by providing innovative liquid filtration solutions to customers in many of the same industries 3M serves, including industrial, health care, consumer, and transportation. CUNO has demonstrated a strong track record of consistent and impressive growth and profitability, with sales increasing at a compound annual growth rate of more than 9 percent and earnings per share growing at a compound annual growth rate greater than 30 percent during the past ten years.

CUNO products include proprietary depth filters and semi-permeable membrane filters used in a broad range of potable water, health care and fluid processing applications. These products effectively remove contaminants that range in size from molecules to sand particles. CUNO estimates its aftermarket replacement sales at more than 70 percent, which provides a predictable revenue stream.

3M provides a range of primarily air filtration solutions to customers in most of its business segments, leveraging proprietary 3M technologies such as membrane and non-woven. 3M filtration products include Filtrete brand residential and commercial air filters, and Empore brand filtration products used in the health care market.

Mark G. Kachur, Chairman and CEO of CUNO commented on the transaction, saying “This all cash merger will deliver excellent value to our shareholders. 3M and CUNO will be able to efficiently deliver a much broader range of solutions to a diverse global customer base and bring new filtration products to market faster. 3M and CUNO share a culture of innovation and operational excellence, and the CUNO team is excited about working with our 3M colleagues around the world.”

“These two great companies have complementary sets of filtration products and the opportunity to bring an even wider range of innovative filtration solutions more effectively to customers around the world,” said W. James McNerney, Jr., 3M chairman and CEO.

3M plans to fund the transaction with existing cash. The acquisition is expected to be accretive to 3M’s earnings in 2006 and does not change the company’s 2005 earnings per share guidance.

W. James McNerney, Jr.; Harold Wiens, executive vice president, Industrial Business; Pat Campbell, senior vice president and chief financial officer; and Mark G. Kachur, CEO of CUNO will conduct an investor teleconference at 9:00 a.m. Eastern Time (8:00 a.m. Central) today. Investors can access a Webcast of this conference, along with related charts, at http://investor.3M.com.

The acquisition is expected to close in the third quarter subject to regulatory and CUNO shareholder approval and other customary closing conditions.

Additional Information about the Merger and Where to Find It

CUNO will file a proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). CUNO INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by CUNO free of charge by contacting CUNO’s Chief Financial Officer, 400 Research Parkway, Meriden Connecticut 06450.

CUNO and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CUNO’s stockholders in connection with the merger. Information about the directors and executive officers of CUNO and their ownership of CUNO stock is set forth in CUNO’s proxy statement filed with the SEC on February 3, 2005. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement for the merger when it becomes available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about 3M’s and CUNO’s financial results and estimates, business prospects, and products under development that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.

Among the factors that could cause 3M’s actual results to differ materially from those expressed herein are the following: (1) worldwide economic conditions; (2) foreign currency exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) the availability and cost of purchased components and materials, including oil-derived compounds; (5) 3M’s ability to successfully integrate and obtain the anticipated synergies from acquisitions and strategic alliances (including the acquisition of CUNO); (6) generating less operating income from its corporate initiatives than estimated; and (7) legal proceedings, including the outcome of and information derived from pending Congressional action concerning asbestos-related litigation and other significant developments that could occur in the legal proceedings described in 3M’s Annual Report on Form 10-K for the year ended December 31, 2004 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports.

The forward-looking statements with respect to CUNO are also subject to risks and uncertainties, which could cause performance or actual results to differ materially from those expressed herein. Such risks and uncertainties include, among other things: risks that the transaction with 3M will not be completed; volumes of shipments of CUNO’s products; changes in product mix and product pricing; costs of raw materials; the rate of economic and industry growth in the U.S. and the other countries in which CUNO conducts business; economic and political conditions in the foreign countries in which CUNO conducts a substantial part of its operations and other risks associated with international operations including exchange rate fluctuations; CUNO’s ability to protect its technology, proprietary products and manufacturing techniques; changes in technology; changes in legislative, regulatory or industrial requirements and risks generally associated with new product introductions and applications; and domestic and international competition in CUNO’s global markets.

The information contained in this news release is as of the date indicated. Neither 3M nor CUNO assumes any obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About CUNO — A Market Leading Filtration Company
CUNO is a leader in the design, manufacture, and marketing of a comprehensive line of filtration products for the separation, clarification, and purification of fluids and gasses. Its proprietary products include uses in the healthcare, industrial, and drinking water markets. CUNO operates manufacturing facilities in the United States, Brazil, Mexico, France, Japan, Australia and China, and has sales offices throughout the world.

About 3M — A Global, Diversified Technology Company
Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company’s customers know they can rely on 3M to help make their lives better. 3M’s brands include Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti. Serving customers in more than 200 countries around the world, the company’s 67,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.

3M, Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Command and Vikuiti are trademarks of 3M.

Media Contact:	Donna Fleming
3M
(651) 736-7646

Frederick C. Flynn, Jr.
CUNO
(203) 238-8847

Investor Contacts:	Mark Colin
3M
(651) 733-8206

Bruce Jermeland
3M
(651) 733-1807

Frederick C. Flynn, Jr.
CUNO
(203) 238-8847